Exhibit 10.1

THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Third Amendment to Registration Rights Agreement (the “Third Amendment”) is entered into effective as of June 29, 2005, by and between Ferrellgas Partners, L.P., a Delaware limited partnership (the “Issuer”), and JEF Capital Management, Inc., a Delaware corporation (“JEF Capital”). This Third Amendment amends the Registration Rights Agreement dated as of December 17, 1999, as amended (the “Registration Rights Agreement”), by and between the Issuer and Williams Natural Gas Liquids, Inc. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Registration Rights Agreement.

RECITALS:

WHEREAS, the Registration Rights Agreement was executed in connection with the issuance of Registrable Units by the Issuer to Williams Natural Gas Liquids, Inc.; and

WHEREAS, JEF Capital is the holder of all the Registrable Units issued by the Issuer; and

WHEREAS, pursuant to Section 9(d) of the Registration Rights Agreement, the parties hereto desire to amend the Registration Rights Agreement to reflect amendments incorporated into the Fourth Amended and Restated Agreement of Limited Partnership of the Issuer, as amended, which sets forth the rights, terms and obligations of the Registrable Units and the holders thereof;

NOW, THEREFORE, effective as of the date first set forth above, the Registration Rights Agreement is amended as follows:

AMENDMENTS

1.          Section 2(a)(i) and all references thereto in the Registration Rights Agreement are hereby deleted in their entirety. All provisions of the Registration Rights Agreement that required registration of Registrable Units pursuant to Section 2(a)(i) are hereby rendered ineffective.

2.          The first sentence of Section 2(a)(ii) of the Registration Rights Agreement is hereby amended by replacing the phrase “At any time commencing on or after October 2, 2005” with the phrase “At any time commencing after the conversion of the Senior Units to Common Units.

3.          Section 9 of the Registration Rights Agreement is renumbered as Section 10 and a new Section 9 is added as follows:

9.	Piggyback Registrations.

(a)               Piggyback Rights. If the Issuer or any subsidiary of the Issuer proposes at any time after the conversion of the Senior Units to Common Units, (i) to file a prospectus supplement to an effective shelf registration statement with respect to an Underwritten Offering of Common Units for its own account or (ii) to register any Common Units for its own account for sale to the public in an Underwritten Offering other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Units (and there shall be no requirement for the Issuer to file an amendment to any existing registration statement if such amendment would potentially allow for a review of such registration statement by the Securities Exchange Commission), then, as soon as practicable following the engagement of counsel by the Issuer to prepare the documents to be used in connection with an Underwritten Offering, the Issuer shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 9(b), the Issuer shall include in such Underwritten Offering all such Registrable Securities (“Included Registrable Securities”) with respect to which the Issuer has received requests within two Business Days after the Issuer’s notice has been delivered in accordance with this Section 9(a). If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Issuer shall determine for any reason not to undertake or to delay such Underwritten Offering, the Issuer may, at its election, give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (ii) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in such offering by giving written notice to the Issuer of such withdrawal up to and including the time of pricing of such offering.

(b)             Priority of Piggyback Registration.Issuer, in its sole discretion and under advisement by the managing underwriter or underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration, may reduce or terminate the Holders rights under this Section 9 with respect such Piggyback Registration if such managing underwriter advises the Issuer that the total amount of Common Units which the Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect in any material respect on the price, timing or distribution of the Common Units offered or the market for the Common Units.

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(c)               Termination of Piggyback Registration Rights. The Piggyback Registration rights granted pursuant to this Section 9 shall be available only for a total of three (3) requests by the Holders; provided, however, that a request shall be counted for purposes of this Section 9(c) only upon the effectiveness of a registration statement that includes Registrable Units; provided, further, that a Permitted Holder will be limited to one (1) request (which request shall count towards the three (3) requests of the Holders set forth above and shall not be available if such three (3) requests have been used).

4.              Prior Section 9(f) of the Registration Rights Agreement, which was renumbered as Section 10(f) above, is hereby amended and restated in its entirety to read as follows:

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Units and is either (i) an Affiliate (as defined in the Partnership Agreement) of JEF Capital Management, Inc., or (ii) holds at least 25% of the Registrable Units initially issued upon conversion of the Senior Units and obtained such Registrable Units directly from JEF Capital Management, Inc. or its Affiliate (a “Permitted Holder”).

GENERAL PROVISIONS

5.              Except as expressly amended hereby, the Registration Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

6.              Section 9 of the Registration Rights Agreement, which has been renumbered as Section 10 above, shall apply to this Third Amendment and be incorporated herein with the same force and effect as if those sections were reprinted as part of this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective for all purposes as of the date first set forth above.

ISSUER:

FERRELLGAS PARTNERS, L.P.

By: Ferrellgas, Inc., its General Partner

By: /s/Kevin T. Kelly

Kevin T. Kelly
Senior Vice President

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HOLDER OF ALL REGISTRABLE UNITS:

JEF CAPITAL MANAGEMENT, INC.

By: /s/Theresa Schekirke

Theresa Schekirke
President

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